Exhibit 99.1
CORRECTING and REPLACING Talbots and BPW Agree to Technical Amendment to Merger Agreement to Provide Greater Assurance to BPW Shareholders regarding Value of Merger Consideration
HINGHAM, Mass. & NEW YORK—(BUSINESS WIRE)—Please replace the release with the following corrected version due to multiple revisions.
The corrected release reads:
TALBOTS AND BPW AGREE TO TECHNICAL AMENDMENT TO MERGER AGREEMENT TO PROVIDE GREATER ASSURANCE TO BPW SHAREHOLDERS REGARDING VALUE OF MERGER CONSIDERATION
The Talbots, Inc. (NYSE:TLB) and BPW Acquisition Corp. (“BPW”) (AMEX: BPW) today announced an amendment to the previously announced merger agreement pursuant to which BPW will be acquired by Talbots.
The exchange ratio under the original terms of the merger agreement was calculated at the closing of trading on February 16, 2010 to be 0.9853 Talbots shares per BPW common share. In order to address possible fluctuations in the price of Talbots common stock prior to the closing of the transaction, the parties have agreed to amend the merger agreement to provide for the application of an alternative exchange ratio to the merger if it is greater than 0.9853 when calculated. The alternative ratio will be calculated at the close of trading on the date immediately preceding the date of the closing of the transaction and will be based on dividing $11.25 by the average of the daily volume weighted average price per share of Talbots common stock on the NYSE over each of the five consecutive trading days immediately preceding the date of the completion of the merger.
The close of the transaction is expected to occur during the first calendar quarter of 2010.
The amendment is intended to provide greater assurance that BPW shareholders will receive approximately $11.25 in value in Talbots common shares at the time of the closing of the transaction. The previously disclosed collar on the merger consideration of 0.9000 — 1.3235 Talbots shares per BPW share remains unchanged and would apply to the alternative exchange ratio.
In addition, as a result of the amendment, the terms of the related exchange offer contemplated by the merger agreement for existing BPW warrants held by public warrantholders will be similarly adjusted to take into account the ultimately applicable exchange ratio determined as described above. The exchange offer will provide that 50% of the BPW warrants held by public warrantholders will be exchanged for a number of new Talbots warrants based on the ultimately applicable exchange ratio, and that the balance of BPW warrants held by public warrantholders participating in the exchange offer would be exchanged for a number of Talbots common shares based on a floating exchange ratio equal to one-tenth of ultimately applicable exchange ratio in the merger as determined under the amended merger agreement.
As previously disclosed, a special meeting of the stockholders of BPW Acquisition Corp. is scheduled to be held on February 24, 2010 at 10:00 a.m. to consider the merger agreement, as amended. The meeting will be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019. The record date has also not changed. Only BPW stockholders who owned shares of BPW common stock at the close of business on January 15, 2010, the record date for the special meeting, will be entitled to vote at the special meeting.
About The Talbots, Inc.
The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of fourth quarter 2009, the Company operated 580 Talbots brand stores in 46 states, the District of Columbia, and Canada. Talbots brand on-line shopping site is located at www.talbots.com.
About BPW Acquisition Corp.
BPW Acquisition Corp. is a special purpose acquisition company formed in 2008 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses.
Cautionary Statement and Certain Risk Factors to Consider
In addition to the information set forth in this press release, you should carefully consider the risk factors and risks and uncertainties included in each of Talbots and BPW’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as in this press release below.
This press release contains forward-looking information. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “potential,” or similar statements or variations of such terms. All of the information concerning Talbots or BPW’s outlook, future liquidity, future financial performance and results, future credit facilities and availability, future cash flows and cash needs, and other future financial performance or financial position, as well as assumptions underlying such information, constitute forward-looking information. Forward looking statements are based on a series of expectations, assumptions, estimates and projections about BPW and/or Talbots, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning liquidity, internal plans, regular-price and markdown selling, operating cash flows, and credit availability for all forward periods. Business and forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:
•	Talbots and BPW’s ability to satisfy the conditions to consummation of the contemplated transactions;

•	BPW’s ability to obtain the necessary support of its stockholders to approve the transactions, including required affirmative vote of BPW stockholders approving the transactions as well as the risk that the exercise of conversion rights by BPW’s stockholders, together with transaction costs incurred by BPW, may cause the balance of the BPW trust account to fall below the level necessary to consummate the transaction;

•	BPW’s and Talbots ability to obtain the necessary participation of BPW warrant holders in the exchange of BPW warrants for Talbots stock or warrants;

•	Talbots ability to satisfy the conditions to the $200 million credit commitment provided by GE or, failing that, to obtain sufficient alternative financing on a timely basis;

•	the availability of proceeds of the BPW trust account following any exercise by stockholders of their conversion rights and the incurrence of transaction expenses;

•	the continuing material impact of the deterioration in the U.S. economic environment over the past two years on Talbots business, continuing operations, liquidity, financing plans, and financial results, including substantial negative impact on consumer discretionary spending and consumer confidence, substantial loss of household wealth and savings, the disruption and significant tightening in the U.S. credit and lending markets, and potential long-term unemployment levels;

•	Talbots level of indebtedness and its ability to refinance or otherwise address its short-term debt maturities, including all Aeon short-term indebtedness due April 16, 2010, on the terms or in amounts needed to satisfy maturities and to address its longer-term liquidity and cash needs, as well as its working capital, strategic initiatives and other cash requirements;

•	any lack of sufficiency of available cash flows and other internal cash resources to satisfy all future operating needs and other Talbots cash requirements;

•	satisfaction of all borrowing conditions under all Aeon credit facilities including no events of default, accuracy of all representations and warranties, solvency conditions, absence of material adverse effect or change, and all other borrowing conditions;

•	risk of any default under Talbots Aeon credit facilities;

•	Talbots ability to achieve its 2009 financial plan for operating results, working capital, liquidity and cash flows;

•	risks associated with Talbots appointment of and transition to a new exclusive global merchandise buying agent and that the anticipated benefits and cost savings from this arrangement may not be realized or may take longer to realize than expected, and risk that upon any cessation of the relationship for any reason Talbots would be able to successfully transition to an internal or other external sourcing function;

•	Talbots’ ability to continue to purchase merchandise on open account purchase terms at existing or future expected levels and with extended payment of accounts payable and risk that suppliers could require earlier or immediate payment or other security due to any payment concern or timing;

•	risks and uncertainties in connection with any need to source merchandise from alternate vendors;

•	any disruption in Talbots’ supply of merchandise;

•	Talbots ability to successfully execute, fund, and achieve supply chain initiatives, anticipated lower inventory levels, cost reductions, and other initiatives;

•	the risk that anticipated benefits from the sale of the J. Jill brand business may not be realized or may take longer to realize than expected and the risk that estimated or anticipated costs, charges and liabilities to settle and complete the transition and exit from and disposal of the J. Jill brand business, including both retained obligations and contingent risk for assigned obligations, may materially differ from or be materially greater than anticipated;

•	Talbots ability to accurately estimate and forecast future regular-price and markdown selling, operating cash flows and other future financial results and financial position;

•	the success and customer acceptance of Talbots merchandise offerings;

•	future store closings and success of and necessary funding for closing underperforming stores;

•	risk of impairment of goodwill and other intangible and long-lived assets; and

•	the risk of continued compliance with NYSE continued listing conditions.
All of the forward-looking statements are as of the date of this press release only. In each case, actual results may differ materially from such forward-looking information. Neither Talbots nor BPW can give any assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in Talbots and/or BPW’s periodic reports filed with the Securities and Exchange Commission could materially and adversely affect Talbots and/or BPW’s continuing operations and Talbots and/or BPW’s future financial results, cash flows, prospects, and liquidity. Except as required by law, neither Talbots nor BPW undertakes or plans to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances affecting such forward-looking statements occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by Talbots and BPW following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release.
Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Talbots has filed with the SEC, and the SEC has declared effective, a Registration Statement on Form S-4 containing a Prospectus/Proxy Statement/Information Statement regarding the proposed transaction between Talbots and BPW. The final Prospectus/Proxy Statement/Information Statement regarding the proposed transaction has been mailed to stockholders of Talbots and BPW. Talbots intends to file a tender offer statement and other documents, as required, with the SEC in connection with the warrant exchange offer. Investors and security holders are urged to read the Prospectus/Proxy Statement/Information Statement, the tender offer statement, any amendments or supplements thereto and any other relevant documents filed with the SEC when available carefully because they contain important information. Investors and security holders will be able to obtain free copies of the Registration Statement, the final Prospectus/Proxy Statement/Information Statement, the tender offer statement, any amendments or supplements thereto and other documents filed with the SEC by Talbots and BPW through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement, the final Prospectus/Proxy Statement/Information Statement, the tender offer statement and any amendments or supplements thereto when they become available from Talbots by requesting them in writing at Investor Relations Department, One Talbots Drive, Hingham, MA 02043, or by telephone at (781) 741-4500. The documents filed by BPW may also be obtained by requesting them in writing to BPW at BPW Acquisition Corp., Arjay (Richard) Jensen, SVP at BPW Acquisition Corp., 767 Fifth Avenue, 5th Floor, NY, NY 10153, or by telephone at (212) 287-3310.

Talbots, BPW and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of BPW in connection with the proposed transaction between Talbots and BPW. You can find information regarding Talbots directors and executive officers in Talbots definitive proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2009. You can find information regarding BPW’s directors and executive officers in BPW’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, which was filed with the SEC on March 30, 2009. These documents can be obtained free of charge from the sources indicated above. Investors and security holders may obtain additional information regarding the interests of such participants by reading the final Prospectus/Proxy Statement/Information Statement, as amended or supplemented.
The Talbots, Inc.:
Julie Lorigan
Senior Vice President, Investor and Media Relations
781-741-7775
or
Berns Communications Group
Jessica Liddell / Melissa Jaffin — Investor/Media Relations
212-994-4660
or
BPW Acquisition Corp:
Sard Verbinnen
Robin Weinberg / Nathaniel Garnick
212-687-8080